UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

MEDIFAST, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31573 (Commission File Number)	13-3714405 (I.R.S. Employer Identification No.)

100 International Drive, Baltimore, Maryland 21202

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 581-8042

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 13, 2018, Medifast, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) at The Baltimore Marriott Waterfront Hotel, Baltimore, Maryland. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

(i) The number of shares voted and broker non-votes for the directors nominated for election to the Board are set forth below:

Director Name	For	Withhold/Against	Broker Non-Votes
Jeffrey J. Brown	9,307,203	93,861	1,646,743
Kevin G. Byrnes	9,312,012	89,052	1,646,743
Daniel R. Chard	9,367,493	33,571	1,646,743
Constance C. Hallquist	5,707,889	3,693,175	1,646,743
Michael A. Hoer	9,345,269	55,795	1,646,743
Michael C. MacDonald	9,278,853	122,211	1,646,743
Carl E. Sassano	5,463,177	3,937,887	1,646,743
Scott Schlackman	5,507,721	3,893,343	1,646,743
Ming Xian	9,372,862	28,202	1,646,743

Accordingly, each of individuals listed above were elected to the Company’s Board of Directors, each to hold office until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

(ii) voted on a proposal to ratify the appointment of RSM US LLP as the Company’s Independent Registered Public Accounting Firm for the Company’s fiscal year ending December 31, 2018. The proposal was approved by a vote of stockholders as follows:

For:	10,678,712
Against:	346,037
Abstained:	23,058

(iii) voted on a proposal to approve on an advisory basis the compensation of the Company’s named executive officers as set forth in the proxy statement for the Annual Meeting. The proposal was not approved by the stockholders. The voting results were as follows:

For:	3,852,651
Against:	5,506,626
Abstained:	41,787
Broker Non-Votes:	1,646,743

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

By:	/s/ Timothy Robinson
Timothy Robinson
Chief Financial Officer

Dated: June 18, 2018

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